UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2008

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2008, Dune Energy, Inc. (“we” or the “Company”) entered into amended and restated employment agreements (the “Amended and Restated Employment Agreements”) with each of James A. Watt, our President and Chief Executive Officer, Alan Gaines, our Chairman, and Amiel David, Senior Advisor to the Board of Directors. The purpose for entering into the Amended and Restated Employment Agreements was to revise certain provisions regarding the timing of payments to the named executive officers to be in compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Accordingly, the provisions relating to the payment to the named executives upon their death, disability, resignation and termination with and without cause, have been amended to provide that any payments required under their respective agreement be made in a lump sum cash payment within fifteen (15) days after the date that the named executive officer’s employment with us is terminated. The Amended and Restated Employment Agreements further provide that notwithstanding any provision to the contrary contained in such agreements, in the event the named executive officer is deemed a “specified employee” under Section 409A of the Code, no benefit or payment will be made to said executive on account of such executive’s “separation from service” (as defined in the Code), until the later of the date prescribed for payment in his agreement and the 1st day of the 7th calendar month that begins after the executive’s separation from service. Except as set forth above, no other amendments were made to the original employment agreements of the three named executive officers.

Copies of the Amended and Restated Employment Agreements are attached as Exhibits 10.1, 10.2 and 10.3 hereto, and incorporated herein by reference, and the above summary of the Amended and Restated Employment Agreements is qualified in its entirety by reference thereto.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 30, 2008, we entered into a First Supplemental Indenture (the “Supplemental Indenture”) pursuant to which we supplemented our Indenture dated as of May 15, 2007 (the “Indenture”), relating to our 10  1/2% Senior Secured Notes due 2012 (the “Notes”). The Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto, adds a new covenant pursuant to which we have agreed that we will not redeem our 10% Senior Redeemable Convertible Preferred Stock (the “Preferred Stock”) pursuant to Section 9 of the Certificate of Designation with respect thereto, prior to June 2, 2013, and that such covenant shall survive the repayment of the Notes and shall further survive until such date. The new covenant could have an effect on the timing of certain redemption rights of holders of our Preferred Stock after December 1, 2012. The Supplemental Indenture did not require the consent of the holders of our Notes. This summary of the Supplemental Indenture is qualified in its entirety by reference to the copy of the Supplemental Indenture attached as Exhibit 4.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Name of Document
Exhibit 4.1	First Supplemental Indenture dated as of December 30, 2008

Exhibit 10.1	Amended and Restated Employment Agreement, dated as of December 30, 2008, between Dune Energy, Inc. and James A. Watt.

Exhibit 10.2	Amended and Restated Employment Agreement, dated as of December 30, 2008, between Dune Energy, Inc. and Alan Gaines.

Exhibit 10.3	Amended and Restated Employment Agreement, dated as of December 30, 2008, between Dune Energy, Inc. and Amiel David.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2008	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document
Exhibit 4.1	First Supplemental Indenture dated as of December 30, 2008

Exhibit 10.1	Amended and Restated Employment Agreement, dated as of December 30, 2008, between Dune Energy, Inc. and James A. Watt.

Exhibit 10.2	Amended and Restated Employment Agreement, dated as of December 30, 2008, between Dune Energy, Inc. and Alan Gaines.

Exhibit 10.3	Amended and Restated Employment Agreement, dated as of December 30, 2008, between Dune Energy, Inc. and Amiel David.

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